SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                         Securities Exchange Act of 1934

                        Date of report: February 25, 2004
                        (Date of earliest event reported)

                        Commission file number 000-26213

                             Arc Communications Inc.

             (Exact Name of Registrant as specified in its charter)

               New Jersey                             22-3201557
         ----------------------                  ----------------------
        (State of Incorporation)                (IRS Identification No.)

                              788 Shrewsbury Avenue
                         Tinton Falls, New Jersey 07724
                                  732/219-1766
         (Registrant's Address, including ZIP Code and telephone number)

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Item 2. Acquisition or Disposition of Assets

         On February 25, 2004, the Registrant, RoomLinX, Inc., a Nevada corporation, and RL Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of ARC, entered into an Amendment to Agreement and Plan of Merger. The Amendment to Merger Agreement amends certain provisions of the Agreement and Plan of Merger among the parties described in the registrant's Current Report on Form 8-K filed on December 23, 2003, as amended pursuant to the registrant's Current Report on Form 8-K/A filed on February 24, 2004. Among other things, the Amendment changes the description of the merger consideration from a formula to the actual aggregate number of shares of the Registrant's common stock and options and/or warrants to purchase shares of the Registrant's common stock to be issued to RoomLinX stockholders in the merger, changes the requirement that the Registrant sell all of its assets to a requirement that the Registrant wind down its existing business, and changes the requirement that the Registrant amend its certificate of incorporation to authorize 200,000,000 shares of common stock to a requirement that the Registrant authorize 250,000,000 shares of common stock.

         The foregoing description of the Amendment to Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment to Merger Agreement. A copy of the Amendment to Merger Agreement is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not applicable.

(b) Pro Forma Financial Information.

The pro forma financial statements required by this item were filed in connection with the Merger Agreement pursuant to the Registrant's Form 8-K/A filed on February 24, 2004. No additional pro forma financial statements are required in connection with the Amendment to Merger Agreement.

(c) Exhibits:

         Exhibit Number             Description
         --------------             -----------

                  (10) Amendment to Agreement and Plan of Merger, by and among the Registrant, RoomLinx, Inc. and RL Acquisition, Inc. dated as of February 25, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Arc Communications Inc.
                                        (Registrant)


                                        By: /s/ Peter A. Bordes, Jr.
                                            -----------------------------------
                                            Peter A. Bordes, Jr.
                                            Chairman and
                                            Chief Executive Officer

Date: March 2, 2004